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                                  EXHIBIT 10.7
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                                                                 EXECUTION COPY



                          REGISTRATION RIGHTS AGREEMENT

                                  by and among

                             KABELMEDIA HOLDING GMBH

                                       and

                    THE SHAREHOLDERS LISTED IN ANNEX A HERETO



                           ---------------------------

                            Dated as of June 18, 1996

                           ---------------------------
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                                TABLE OF CONTENTS

                                                                                                        Page
                                                                                                        ----
Section 1.       Definitions..........................................................................     1

Section 2.       Registration Rights..................................................................     5
        2.1.     Demand Rights........................................................................     5
        2.2.     "Piggy-Back" Rights..................................................................     7
        2.3.     Allocation of Securities Included in a Public Offering...............................     8
        2.4.     Requirements with Respect to Registration............................................     9
        2.5.     Selection of Investment Bank.........................................................    12

Section 3.       Hold-Back Agreement..................................................................    13

Section 4.       Registration and Listing Expenses....................................................    13

Section 5.       Representation, Warranty and Agreement of the Company ...............................    13

Section 6.       Survival of Representations and Agreements...........................................    14

Section 7.       Unregistered Offerings...............................................................    14

Section 8.       Indemnification......................................................................    14

Section 9.       Miscellaneous........................................................................    17


                                        i
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                          REGISTRATION RIGHTS AGREEMENT


                  This Registration Rights Agreement (this "Agreement") is dated as of June 18, 1996, and is being entered by and among Kabelmedia Holding GmbH, a limited liability company formed under the laws of the Federal Republic of Germany (the "Company"), and the Company's shareholders listed in Annex A hereto, each of which shareholders is sometimes referred to herein individually as a "Holder" and collectively as the "Holders."


                                    RECITALS

                  WHEREAS, the Company and the Holders have entered into a Shareholders' Agreement dated June 18, 1996 (the "Shareholders' Agreement"); and

                  WHEREAS, the Company and the Holders also have entered into a Voting Agreement dated June 18, 1996 (the "Voting Agreement"), providing for the transformation of the Company from a GmbH into an Aktiengesellschaft or for the contribution of all the Holders' Shares (as defined herein) to another entity, in each case, as may be desirable or necessary for the registration and sale of the Shares in accordance with the terms and conditions set forth herein;

                  WHEREAS, it is deemed to be in the best interests of the Company and the Holders that the Company and the Holders establish and set forth their agreement with respect to certain rights and obligations relating to the ownership of Shares;

                  NOW THEREFORE, in consideration of the representations, warranties and agreements set forth herein, and intending to be legally bound, the parties hereto do hereby agree as follows:


SECTION 1.        DEFINITIONS

                  As used in this Agreement, the following terms shall have the following meanings:

                  "Affiliate" shall mean, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such Person.

                  "Aktiengesellschaft" shall mean a stock corporation formed under the laws of the Federal Republic of Germany.
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                                        2


                  "Commission" shall mean the United States Securities and Exchange Commission or any other United States federal agency at the time administering the Securities Act or the Exchange Act.

                  "Company" shall have the meaning set forth in the introductory paragraph to this Agreement.

                  "control" (including the terms "controlling", "controlled by" or "under common control with") shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting shares, by contract, or otherwise.

                  "Demand Request" shall have the meaning set forth in Section 2.1(a).

                  "Demanding Holder" shall mean any Holder that is making a Demand Request pursuant to Section 2.1(a).

                  "Effectiveness Period" shall have the meaning set forth in
Section 2.4(b).

                  "Exchange" shall mean any organization, association or group of persons, whether incorporated or unincorporated, which constitutes, maintains or provides a marketplace or facilities for bringing together purchasers and sellers of securities or for otherwise performing with respect to securities the functions commonly performed by a stock exchange as that term is generally understood, and includes the marketplace facilities maintained by such exchange.

                  "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended, or any United States federal statute then in effect that has replaced such statute, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such replacement United States federal statute.

                  "GmbH" shall mean Gesellschaft mit beschrankter Haftung, a limited liability company formed under the laws of the Federal Republic of Germany.

                  "Holder" or "Holders" shall have the meaning set forth in the introductory paragraph to this Agreement and shall also include any assignee or transferee of a Registrable Security that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Holder and which agrees in writing at the time of such assignment or transfer to be bound by the restrictions set forth herein.

                  "Joining Request" shall have the meaning set forth in Section 2.1(a).
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                                        3


                  "Maximum Number" shall have the meaning set forth in Section 2.1(b).

                  "NASD" shall mean the National Association of Securities Dealers, Inc.

                  "Other Securities" shall have the meaning set forth in the definition of Registrable Securities.

                  "Person" shall mean an individual, trustee, corporation, partnership, joint stock company, trust, unincorporated association, union, business association, firm or other entity.

                  "Preliminary Prospectus" shall mean any preliminary prospectus that may be included in any Registration Statement.

                  "Public Offering" shall mean the offer of Shares to the public in the United States or outside the United States pursuant to a Registration Statement, either on a firm-commitment or best-efforts underwriting arrangement.

                  "Prospectus" shall mean the prospectus or offering document included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

                  "Registrable Securities" shall mean all Shares beneficially owned by a Holder on the date hereof. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities (a) when a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (b) when such securities shall have been sold under Rule 144 (or any successor provision) under the Securities Act, or (c) when such securities shall have ceased to be outstanding. If as a result of any reclassification, stock split, stock dividend, business combination, reorganization, conversion (including a conversion of the Company into an Aktiengesellschaft pursuant to the German Conversion Act ("UmwG")), exchange offer or other transaction or event, any capital stock, evidences of indebtedness, warrants, options, rights or other securities (collectively, "Other Securities") are issued or transferred to a Holder in respect of Registrable Securities held by
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                                        4


such Holder, references herein to Registrable Securities shall be deemed to include appropriate references to such Other Securities.

                  "Registration Expenses" shall mean all fees and expenses incident to the registration and sale of the Registrable Securities whether or not a Registration Statement is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel for the Company or the underwriters, or both, in connection with Blue Sky qualifications of the Registrable Securities)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company, printing prospectuses, and printing or preparing any underwriting agreement, agreement among underwriters and related syndicate or selling group agreements, pricing agreements and Blue Sky memoranda), (iii) fees and disbursements of counsel for the Company, (iv) fees and disbursements of all independent certified public accountants for the Company (including, without limitation, the expenses of any "comfort" letters required by or incident to such performance), (v) the fees of any "qualified independent underwriter" or other independent appraiser participating in an offering pursuant to Section 3 of Schedule E to the By-laws of the NASD, (vi) Securities Act liability insurance, if the Company so desires such insurance, (vii) reasonable out-of-pocket expenses of the Company (including, without limitation, reasonable expenses incurred by officers and employees of the Company performing legal or accounting duties or participating in "road show" presentations but not including salaries or other compensation paid by the Company to such officers and employees), and (viii) the fees and expenses incurred in connection with the listing of Shares on any Exchange or automated securities quotation system.

                  "Registration Statement" shall mean any registration statement of the Company under the Securities Act or other comparable document for any jurisdiction outside the United States in which the Company would effect a Public Offering or listing on an Exchange, that covers any of the Registrable Securities, including the prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

                  "Regulations" shall mean the General Rules and Regulations of the SEC under the Securities Act.
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                                        5


                  "Requisite Share Amount" shall mean a Share or Shares with a nominal amount equal to at least twenty-five percent 25% of the total nominal capital of the Company.

                  "Rule 144" shall mean Rule 144 of the Regulations, as such Rule may be amended from time to time, or any similar rule (other than Rule
144A) or regulation hereafter adopted by the Commission providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

                  "Securities Act" shall mean the United States Securities Act of 1933, as amended, or any United States federal statute then in effect which has replaced such statute, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such replacement statute.

                  "Seller" shall have the meaning referred to in Section 2.1(a).

                  "Shares" shall mean any share (of whatever nature or denomination) in the share capital of the Company.

                  "Termination Date" shall mean the earliest of (i) the date on which at least 75% of the outstanding Shares are held by persons not parties to this Agreement or (ii) the tenth anniversary of the date hereof.

                  "underwritten registration" or "underwritten offering" shall mean a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

SECTION 2.        REGISTRATION RIGHTS.

                  2.1. DEMAND RIGHTS. (a) Subject to Section 2.1(b) below, at any time, and from time to time, either (i) on or after June 18, 2000 and before the Termination Date, any shareholder or shareholders of the Company, at the time holding of record at least the Requisite Share Amount or (ii) at least 180 days following an initial Public Offering of Shares and before the Termination Date, any Holder or Holders, at the time holding of record at least the Requisite Share Amount, shall have the right to require the Company to file a Registration Statement under the Securities Act (or under any other applicable law if such registration is outside the United States) for a Public Offering of all or part of such Demanding Holder's Registrable Securities, by delivering written notice thereof to the Company specifying the number of Registrable Securities to be included in such registration and the intended method of distribution thereof (a "Demand Request"); provided that any
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                                        6


Holder may not be entitled make a Demand Request under the preceding clause (i) more than one (1) time and under the preceding clause (ii) more than three (3) times.

                   The Company shall, within ten (10) days after receipt, give written notice ("Notice of Demand Request") of such Demand Request to all Holders who hold of record any Registrable Securities. Thereupon, the Company shall use its best efforts to effect the registration under the Securities Act (or under any other applicable law if such registration is outside the United States) of (i) the Registrable Securities included in the Demand Request, for disposition in accordance with the intended method of disposition stated in the Demand Request and (ii) all other Registrable Securities as to which the Holders thereof that have received a Notice of Demand Request and shall have made a written request (a "Joining Request") to the Company for registration thereof within twenty (20) business days after the transmittal of such Notice of Demand Request, all to the extent necessary to permit the sale or other disposition by such Holders (each, a "Seller" and, collectively, the "Sellers" which term shall also include any Holder participating in a registration of securities pursuant to Section 2.2) of such Registrable Securities.

                  (b) The Company's obligations pursuant to Section 2.1(a) above are subject to the following limitations and conditions: (i) the Company shall not be obligated to fulfill the requirements or file the Registration Statement referred to therein (A) during any period of time (not to exceed one hundred eighty (180) days in the aggregate with respect to each request) when the Company has determined to proceed with a Public Offering (whether for its own account or of any Holder pursuant to any previously received Demand Request and related Joining Request) and, in the judgment of the managing underwriter thereof, the fulfillment of such requirements or such filing would have an adverse effect on such offering, (B) during any period of time (not to exceed ninety (90) days with respect to each request) if the Company shall furnish to the Holders who have submitted such request a resolution of the Company's Executive Committee stating that, in the Executive Committee's good faith judgment, it would be significantly disadvantageous to the Company and its shareholders for such Registration Statement to be filed and become effective or
(C) during the 180-day period following the effectiveness of any previous Registration Statement, provided that the aggregate period of time during which the Company shall be relieved from its obligation to file such a Registration Statement pursuant to this clause (i) shall in no event exceed 180 consecutive days with respect to each request; provided further that the Company shall not be entitled to exercise its rights under sub-clause (B) of this clause (i) more than three (3) times in any twenty-four (24) month period, and under sub-clause
(C) of this clause (i) more than one (1) time in any twelve-month period; provided further that for each period of time during which the Company refuses to fulfill its obligations under Section 2.2(a) pursuant to the preceding sub-clauses (b)(i)(A) and (b)(i)(B), the Holders' right to demand registration under Section 2.1(a) above shall be extended by an equal period beyond the Termination Date (or beyond any previous extension of such date pursuant to this clause); and provided that if
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                                        7


prior to the expiration of any period of time referred to in this clause (i) the Demanding Holders withdraw their Demand Request, such request shall not be considered one of the Requesting Holders' Demand Requests for purposes of
Section 2.1 and such Demand Request and any Joining Request related thereto shall be of no further effect; (ii) the Company shall not be required to maintain the effectiveness of a Registration Statement filed pursuant to Section 2.1(a) for a period in excess of nine (9) months; and (iii) the number of Shares to be sold in any such Public Offering shall not exceed the maximum number which the managing underwriter thereof considers in good faith to be appropriate based on market conditions and other relevant factors, including pricing, the identity of the Holders selling Shares and the proportion of Shares being sold by the Company and by the Holders (the "Maximum Number").

                  (c) For the purposes of Section 2.1(a), a request by a Holder or Holders that the Company file a Registration Statement with respect to such Holder's or Holders' Registrable Securities shall not be considered a Demand Request if (i) the Registration Statement relating thereto does not become effective or (ii) such Demanding Holder or Holders shall not have disposed of at least 25% of the Registrable Securities included in such Demand Request within the period of time referred to in Section 2.4(b) below or (iii) if the amount of Registrable Securities to be sold by such Holder or Holders or to be included in such Registration Statement is reduced pursuant to either Section 2.3(a) or (b).

                  (d) A Joining Request shall not be considered a Demand Request for the purposes of Section 2.1(a).

                  (e) To enable the Shares to be registered and sold in accordance with this Section 2.1, the Holders shall authorize the transformation of the Company from a GmbH into an Aktiengesellschaft or alternate structure pursuant to terms and conditions of the Voting Agreement.

                  2.2. "PIGGY-BACK" RIGHTS. If the Company proposes to register any authorized but unissued Shares under the Securities Act on a Registration Statement for purposes of a Public Offering by the Company of such Shares (other than the registration of any of the Company's Shares solely in connection with mergers, consolidations, dividend reinvestment plans, retirement plans or stock option or other employee benefit plans) and proposes to list such Shares on any Exchange in connection with a Public Offering, the Company shall give written notice of such proposal at least 20 days before the anticipated filing or listing date, which notice shall include the intended method of distribution of such Shares, to each of the Holders who hold Registrable Securities. Subject to
Section 2.3, upon the written request of any such Holder, given within fifteen
(15) business days after the transmittal of any such written notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder), the Company will use its best efforts to include
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                                        8


in the Registration Statement with respect to such Public Offering or in the listing application submitted to such Exchange, respectively, the number of the Registrable Securities referred to in such Holder's request; provided that, any participation in such Public Offering or Exchange listing by such Holders shall be on substantially the same terms as the Company's participation therein; and provided further that the number of Registrable Securities to be included in any such Public Offering or Exchange listing shall not exceed the Maximum Number. Any such Holder shall have the right to withdraw a request to include Registrable Securities in any Public Offering or Exchange listing pursuant to this Section 2.2 by giving written notice to the Company of its election to withdraw such request at least five (5) days prior to the proposed filing date of such Registration Statement or Exchange listing.

          2.3. ALLOCATION OF SECURITIES INCLUDED IN A PUBLIC OFFERING. If the managing underwriter for any Public Offering effected pursuant to Section 2.1 or
Section 2.2 of this Agreement shall advise the Company and the Sellers in writing that the number of Shares sought to be included in such Public Offering (including those sought to be offered by the Company and those sought to be offered by the Sellers) exceeds the Maximum Number, the Shares to be included in such Public Offering shall be allocated pursuant to the following procedures:

                  (a) if such Public Offering is pursuant to Section 2.1 of this Agreement, Registrable Securities included in the Demand Request and any Joining Requests shall be reduced pro rata among the Sellers in proportion to the number of Registrable Securities held by each such Seller to the extent necessary to reduce the total amount of securities to be included in such offering to the Maximum Number, and if the total number of Registrable Securities included in the Demand Request and any Joining Request is less than the Maximum Number, any additional Shares sought to be included at the request of the Company, subject to not exceeding the Maximum Number; provided, however, that if the Company desires to sell Shares in such Public Offering and in the good faith judgment of the managing underwriter of such Public Offering, the failure to include Shares to be sold by the Company in such Public Offering would be materially detrimental to the success of the Public Offering or to the trading market in the Company's Shares, an amount of Shares to be sold by the Company equal to the lesser of (i) the minimum number of Shares recommended by such managing underwriter to be sold by the Company and (ii) that amount sought to be included at the request of the Company, will be included in the Public Offering and the Registrable Securities to be sold by the Holders will be reduced, applying clause (a) above to such Holders' requests mutatis mutandis; or

                  (b) if such registration or Public Offering is pursuant to
         Section 2.2 of this Agreement, (i) first, securities sought to be included at the request of the Company shall be included, and (ii) second, if the number of securities to be registered under
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                                        9


         clause (i) is less than the Maximum Number, the amount of Registrable Securities proposed to be offered by Holders shall be reduced pro rata in proportion to the number of Registrable Securities held by such Holders, to the extent necessary to reduce the total amount of securities to be included in such offering to the Maximum Number.


                  2.4. REQUIREMENTS WITH RESPECT TO REGISTRATION. Subject to
Section 4, if and whenever the Company is required by the provisions hereof to use its best efforts to register any Registrable Securities under the Securities Act, the Company shall:

                  (a) As promptly as practicable, and in no event more than 90 days following any Demand Request, prepare and file with the Commission (or comparable authority if such registration is outside the United States) a Registration Statement with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become and remain effective; provided, however, that, before filing any Registration Statement or prospectus or any amendments or supplements thereto, the Company shall furnish to and afford the Holders of the Registrable Securities covered by such Registration Statement, and the managing underwriters, if any, a reasonable opportunity to review and comment on copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed.

                  (b) As promptly as practicable, prepare and file with the Commission (or comparable authority if such registration is outside the United States) such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement current and effective and to comply with the provisions of the Securities Act, and any regulations promulgated thereunder, or any other applicable laws and regulations if such registration is outside the United States, with respect to the sale or disposition of such Registrable Securities, but in no event shall the Company be required to do so for a period of more than nine (9) months following the effective date of the Registration Statement (the "Effectiveness Period").

                  (c) (i) Promptly notify each Seller of any Registrable Securities covered by such Registration Statement of any order issued or threatened by the Commission (or other comparable authority if such registration is outside the United States) suspending the effectiveness of such Registration Statement, preventing or suspending the use of a prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities for sales in any jurisdiction, (ii) use its best efforts to prevent the issuance of any such order and, (iii) if any such order is issued, use its
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                                       10


         best efforts to obtain the withdrawal of any such order at the earliest possible moment.

                  (d) Immediately upon becoming aware thereof notify each Seller and underwriter of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and promptly make available to each Seller and underwriter any such supplement or amendment.

                  (e) Use its reasonable efforts to register or qualify the Registrable Securities covered by such Registration Statement under such securities or blue sky laws of such jurisdictions in the United States as the Sellers participating in the Public Offering or the managing underwriter thereof shall reasonably request, and do any and all other acts and things that may be reasonably necessary to enable each participating Seller or underwriter to consummate the disposition of the Registrable Securities in such jurisdictions; provided, however, that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified; to execute or file any general consent to service of process under the laws of any jurisdiction; to take any action that would subject it to service of process in suits other than those arising out of the offer and sale of the securities covered by the Registration Statement; or to subject itself to taxation in any jurisdiction where it has not theretofore done so unless the Company shall have received an indemnity reasonably satisfactory to the Company in respect thereof.

                  (f) To the extent permitted by applicable law make available upon reasonable advance notice for inspection by any Seller of such Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other professional retained by any such Seller or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to conduct a "due diligence" investigation and to the extent permitted by applicable law cause the Company's officers, managing directors, executive committee members and employees to supply all information reasonably requested by any Inspectors in connection with such Registration Statement. Each Seller agrees that it will neither interfere unreasonably with the conduct of the Company's business nor impose an undue burden on the time and resources of the Company's management in the course of conducting any such investigation.

                  (g) If requested by a Seller based upon the advice of a managing underwriter for a proposed underwritten offering, use its reasonable efforts to cause all Registrable Securities covered by such Registration Statement to be (A) listed on any Exchange, or (B) qualified for trading on the National Association of Securities Dealers Automated Quotation--National Market System ("NASDAQ").

                  (h) Furnish to each Seller and each underwriter of the Registrable Securities covered by such Registration Statement such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as such Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Seller.

                  (i) In connection with an underwritten offering of Registrable Securities, enter into an underwriting agreement in such form as is customary in underwritten offerings made by selling security holders and take all such other actions as are reasonably requested by the managing underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Securities, and in such connection, (A) make such representations and warranties to the underwriters with respect to the business of the Company and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings made by selling security holders, and confirm the same on the settlement date for the offering; (B) cause opinions of counsel to the Company (which counsel and opinions shall be reasonably satisfactory to the managing underwriters), to be delivered to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings by selling security holders; (C) cause "comfort" letters and updates thereof (which letters and updates shall be reasonably satisfactory to the managing underwriters) from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), to be delivered to each of the underwriters and the Sellers of such Registrable Securities included in such underwritten offering (if such accountants are permitted under applicable law and accounting literature to so address "comfort" letters), such letters to be in customary form and covering matters of the type customarily covered in "comfort" letters in connection with underwritten offerings by selling security holders; and (D) if an underwriting agreement is entered into, the same shall contain customary indemnification provisions and procedures from the Company in favor of both the Sellers of such Registrable Securities and the underwriters or selling agents.

                  (j) Comply with all applicable rules and regulations of the SEC and make generally available to security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) not later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (A) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a Public Offering and (B) if not sold to underwriters in such an offering, commencing on the first day of the fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

                  (k) Cooperate with each Seller and the managing underwriter, if any, participating in the disposition of such Registrable Securities in connection with any filings required to be made with the NASD.

                  (l) Use its reasonable efforts to take all other steps reasonably necessary to effect the registration of the Registrable Securities covered by a Registration Statement contemplated hereby and enter into any other customary agreements and take such other actions, including participation in "roadshows," as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities.

                  2.5.     SELECTION OF INVESTMENT BANK.

                  (a) In the case of Section 2.1, within 30 days of the receipt of a Demand Request or Joining Request therefor, a majority of the Sellers participating in such Demand Request and Joining Request shall together select an investment bank.

                  (b) In the case of Section 2.2, the Company shall select an investment bank.

SECTION 3.        HOLD-BACK AGREEMENT.

                  (a) Each Holder agrees, if requested (pursuant to a timely written notice) by the managing underwriter or underwriters in an underwritten offering, not to effect any public sale or distribution of any of the securities of the Company being registered, or any similar security of the Company, or any securities convertible or exchangeable or exercisable for such securities, including sales pursuant to Rule 144 (except as part of such underwritten offering), during the period beginning 90 days prior to, and ending 90 days after, the closing date of each underwritten offering made pursuant to such Registration Statement, to the extent timely notified in writing by the Company or by the managing underwriter of such underwritten offering.

                  (b) Each Holder agrees with each other Holder that in connection with any underwritten offering it will not vote Shares held by it for any capital increase the effect of which would be that the Company could effect any public sale or distribution of any Shares of the Company, or any similar security of the Company, or any securities convertible or exchangeable or exercisable for such securities (except as part of the offering), during the period beginning 90 days prior to and ending 90 days after the closing date of such underwritten offering, to the extent timely notified and requested in writing by the Company or by the managing underwriter of such underwritten offering.

SECTION 4.        REGISTRATION AND LISTING EXPENSES.

                  (a) The Company shall pay all Registration Expenses in connection with any registration pursuant to Sections 2.1 and 2.2 and all expenses in connection with any listing on an Exchange as provided herein.

                  (b) Each Holder shall pay all underwriting discounts and commissions or broker's commissions incurred in connection with the sale or other disposition of Registrable Securities for or on behalf of such Holder's account and all fees and expenses of legal counsel for such Holder.

SECTION 5.        REPRESENTATION, WARRANTY AND AGREEMENT OF THE COMPANY.

                  The Company represents and warrants to, and agrees with, each Holder that it shall not enter into any conversion or other transaction involving the issuance or transfer by any other Person of Other Securities to any Holder, or any merger or consolidation in which it is not the surviving Person, or any sale, lease or other transfer of all or substantially all the assets of the Company, unless effective provision is made for the assumption by such other Person, jointly and severally with the Company if the Company shall remain in existence, of all of the obligations of the Company hereunder, and in the case of any such issuance or transfer, the registration of such Other Securities on the same basis as the registration of the other Registrable Securities hereunder.


SECTION 6.        SURVIVAL OF REPRESENTATIONS AND AGREEMENTS.

                  All representations, warranties, covenants, and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants, and agreements at the effective date of each Registration Statement contemplated by this Agreement, and such representations, warranties, covenants, and agreements shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, any Holder, or any other Person, and shall survive termination of this Agreement.

SECTION 7.        UNREGISTERED OFFERINGS.

                  The parties hereto hereby agree that, in the event that the Company or one or more Holders propose to make an underwritten offering of Shares (i) that is exempt from, or not subject to, the registration requirements of the Securities Act and (ii) with respect to which the Holder or Holders proposing such underwritten offering request the cooperation and participation of the Company or the management of the Company in performing due diligence and marketing such offering to potential investors, the relevant notice provisions of Section 2.1 or 2.2 will apply and the required notice will state that the offering is proposed to be made on an unregistered basis. In that event, the parties agree to proceed with such an offering on an unregistered basis in good faith as and to the extent provided herein with respect to a registered offering and that the provisions of this Agreement will apply mutatis mutandis to such unregistered offering, including, without limitation, provisions relating to Joining Requests, the Company's ability to delay an offering, "piggy-back" rights, allocations of securities included in an offering, the Company's obligations with respect to an offering (including indemnification provisions and procedures), selection of underwriters, hold-back agreements, expenses associated with an offering and representations and warranties.

SECTION 8.        INDEMNIFICATION.

                  In the event any Registrable Security is included in a Registration Statement under this Agreement:

                  (a) The Company shall indemnify and hold harmless each Holder, such Holder's directors and officers, each person who participates in the offering of such Registrable Security, including underwriters (as defined in the Securities Act), and each person, if any, who controls such Holder or participating person within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such Registration Statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such Holder, such Holder's directors and officers, such participating person or controlling person for any legal or other expenses reasonably incurred by them (but not in excess of expenses incurred in respect of one counsel for all of them unless there is an actual conflict of interest between any indemnified parties, which indemnified parties may be represented by separate counsel) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); provided, further, that the Company shall not be liable to any Holder, such Holder's directors and officers, participating person or controlling person in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such Registration Statement, preliminary prospectus, final prospectus or amendments or supplements thereto in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, such Holder's directors and officers, participating person or controlling person. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Holder, such Holder's directors and officers, participating person or controlling person, and shall survive the transfer of such securities by such Holder.

                  (b) Each Holder requesting or joining in a registration severally and not jointly shall indemnify and hold harmless the Company, each of its directors and officers, each person, if any, who controls the Company within the meaning of the Securities Act, and each agent and any underwriter for the Company (within the meaning of the Securities Act) against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, controlling person, agent or underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration; and each such Holder shall reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, agent or underwriter (but not in excess of expenses incurred in respect of one counsel for all of them unless there is an actual conflict of interest between any indemnified parties, which indemnified parties may be represented by separate counsel) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld), and provided, further, that the liability of each Holder hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the net proceeds from the sale of the Shares sold by such Holder under such Registration Statement bears to the total net proceeds from the sale of all securities sold thereunder, but not in any event to exceed the net proceeds received by such Holder from the sale of Registrable Securities covered by such Registration Statement.

                  (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof, and the indemnifying party shall have the right to participate in and assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party; provided, however, that an indemnified party shall have the right to retain its own counsel, with all fees and expenses thereof to be paid by such indemnified party, and to be apprised of all progress in any proceeding the defense of which has been assumed by the indemnifying party. The failure to notify an indemnifying party promptly of the commencement of any such action, if and to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section, but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section.

                  (d) To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                           The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

SECTION 9.        MISCELLANEOUS.

                  (a) Limitation on Registration Rights. Notwithstanding any other provisions of this Agreement to the contrary, the Company shall not be required to register Registrable Securities under this Agreement with respect to any request or requests made by any Holder after June 18, 2006.

                  (b) Transfer of Registration Rights. The registration rights of any Holder under this Agreement with respect to Registrable Securities may be transferred to (a) any transferee of such Registrable Securities who acquires at least twenty percent (20%) of such Holder's shares of Registrable Securities (adjusted for stock splits and stock consolidations after the effective date of this Agreement), (b) an Affiliate of such Holder or (c) any Holder under this Agreement who acquires Registrable Securities of any other Holder pursuant to the right of first offer provisions of the Company's Articles of Association; provided, however, that (i) the transferring Holder shall give the Company written notice at or prior to the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being transferred; (ii) such transferee shall agree in writing, in form and substance reasonably satisfactory to the Company, to be bound as a Holder by the provisions of this Agreement; and (iii) immediately following such transfer, the further disposition of such securities by such transferee is restricted under the Securities Act. Except as set forth in this Section 9(b), no transfer of Registrable Securities shall cause such Registrable Securities to lose such status.

                  (c) Successors and Assigns. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Except as expressly provided in this Agreement, nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

                  (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  (e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (f) Titles. The titles of the Sections of this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  (g) Notices. Any notice required or permitted under this Agreement shall be in writing and shall be delivered in person or mailed by certified or registered mail, return receipt requested, or telexed in the case of non-U.S. residents, directed to (a) the Company at the address set forth below its signature hereof or (b) to a Holder at the address therefor as set forth in the Company's records or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others. The giving of any notice required hereunder may be waived in writing by the parties hereto. Every notice or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, or on the date actually received, if sent by mail or telex, with receipt acknowledged.

                  (h) Amendments and Waivers. Any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least two-thirds of the Registrable Securities issued. Any amendment or waiver effected in accordance with this Section 9(h) shall be binding upon each Holder of any securities subject to this Agreement at the time outstanding (including securities into which such securities are convertible), each future Holder and all such securities, and the Company.

                  (i) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

                  (j) Entire Agreement. All prior agreements of the parties concerning the subject matter of this Agreement are expressly superseded by this Agreement. This Agreement contains the entire Agreement of the parties concerning the subject matter hereof. Any oral representations or modifications of this Agreement shall be of no effect.

                  (k) Rule 144. The Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable Holders to sell Registrable Securities without registration under the Securities Act pursuant to the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                       KABELMEDIA HOLDING GMBH


                                       By:_____________________________________
                                          Name:
                                          Title:

THE SHAREHOLDERS

EUROPEAN SPECIAL SITUATIONS FUND LIMITED PARTNERSHIP

By:               ADVENT INTERNATIONAL LIMITED PARTNERSHIP
                  General Partner

By:               ADVENT INTERNATIONAL CORPORATION
                  General Partner

By:               ___________________________________
                  Janet Hennessy, Vice President

GLOBAL PRIVATE EQUITY II LIMITED PARTNERSHIP

By:               ADVENT INTERNATIONAL LIMITED PARTNERSHIP
                  General Partner

By:               ADVENT INTERNATIONAL CORPORATION
                  General Partner

By:               ___________________________________
                  Janet Hennessy, Vice President

KABELGATE L.L.C.

By:               GLOBAL PRIVATE EQUITY II-EUROPE LIMITED PARTNERHIP
                  member

By:               ADVENT INTERNATIONAL LIMITED PARTNERSHIP
                  General Partner

By:               ADVENT INTERNATIONAL CORPORATION
                  General Partner

By:               _____________________________________
                  Janet Hennessy, Vice President

ADVENT CROWN FUND C.V.

By:               ADVENT INTERNATIONAL LIMITED PARTNERHIP
                  General Partner

By:               ADVENT INTERNATIONAL CORPORATION

                  General Partner

By:               _____________________________________
                  Janet Hennessy, Vice President

ADVENT INTERNATIONAL INVESTORS II LIMITED PARTNERSHIP

By:               ADVENT INTERNATIONAL CORPORATION
                  General Partner

By:               ____________________________________
                  Janet Hennessy, Vice President

ADVENT INTERNATIONAL INVESTORS III LIMITED PARTNERSHIP

By:               ADVENT INTERNATIONAL CORPORATION
                  General Partner

By:               ___________________________________
                  Janet Hennessy, Vice President

ADVENT ECO L.L.C.

By:               ADVENT INTERNATIONAL INVESTORS II LIMITED PARTNERSHIP,
                  Member

By:               ADVENT INTERNATIONAL CORPORATION
                  General Partner

By:               ___________________________________
                  Janet Hennessy, Vice President

ADVENT PARTNERS LIMITED PARTNERSHIP

By:               ADVENT INTERNATIONAL CORPORATION
                  General Partner

By:               ___________________________________
                  Janet Hennessy, Vice President

WILLARD HOLDINGS, INC.

By:               _________________________________
                  Name:

WOODWARD HOLDINGS, INC.

By:               _________________________________
                  Name:

PLAUEN CABLE, INC.

By:               ________________________________
                  Name:

ALLSTATE INSURANCE COMPANY

By:               ________________________________
                  Name:

CHESTNUT HILL MEDIA, INC.

By:               ________________________________
                  Name:

ECO HOLDINGS II (CAYMAN) LIMITED

by:               _______________________________
                  Name:

KPN KABEL B.V.

By:               _______________________________
                  Name:

MORGAN STANLEY CAPITAL PARTNERS III, L.P.

By:               MSCP III, L.P., its general partner

                  By: Morgan Stanley Capital Partners III, Inc., its general partner

                           By:      __________________________
                                    James Hoch, Vice President

MSCP III 892 INVESTORS, L.P.

By:               MSCP III, L.P., its general partner

                  By: Morgan Stanley Capital Partners III, Inc., its general partner

                           By:      __________________________
                                    James Hoch, Vice President

MORGAN STANLEY CAPITAL INVESTORS, L.P.

By:               MSCP III, L.P., its general partner

                  By: Morgan Stanley Capital Partners III, Inc., its general partner

                           By:      __________________________
                                    James Hoch, Vice President

                                     ANNEX A
                                  Shareholders


Advent International Funds

Advent ECO LLC
Kabelgate L.L.C.
Advent International Investors II Limited Partnership
Advent International Investors III Limited Partnership
Advent Partners Limited Partnership
Global Private Equity II Limited Partnership
European Special Situations Fund Limited Partnership
Advent Crown Fund CV

Morgan Stanley Funds

Morgan Stanley Capital Partners III, L.P.
MSCP III 892 Investors, L.P.
Morgan Stanley Capital Investors, L.P.

The Bartel Group

Charlotte Cable Holdings, Inc
Ben Bartel

General Cinema

Chestnut Hill Media, Inc.

APAX

ECO Holdings II (Cayman) Limited

KPN Kabel

KPN Kabel B.V.

Chase

Willard Holdings Inc.
Woodward Holdings Inc.

Other Shareholders

Allstate Insurance Company
Plauen Cable, Inc.